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                                                                    Exhibit 10.2

                                  July 30, 2002

Newport Corporation
1791 Deere Avenue
Irvine, California  92606

         Re:  Fifth Modification of Note Agreement

Ladies and Gentlemen:

         Reference is made to the Note Agreement (the "Agreement") dated as of May 2, 1996 by and between NEWPORT CORPORATION (the "Company") and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential") pursuant to which Prudential purchased the promissory note of the Company dated of even date therewith in the principal amount of $20,000,000. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement.

         Pursuant to the request of the Company and paragraph 11C of the Agreement, Prudential agrees with the Company as follows:

         1. Paragraph 5A is amended by adding to the second sentence thereof the phrase "and 6D" immediately following the reference therein to "6C(8)" and by deleting therefrom the word "and" appearing immediately prior to the reference to "6C(8)."

         2.   Paragraph 5I of the Agreement is eliminated in its entirety.

         3. Prudential consents to the failure by the Company to comply with paragraph 6A(2) for the four fiscal quarter periods ended June 30, 2002, and September 30, 2002, and waives, effective as of June 30, 2002, any Event of Default resulting from such non-compliance for the period ended June 30, 2002.

         4.   A new paragraph 6D is added to the Agreement as follows:

              6D. Minimum Cash Requirement. The Company shall not at any time permit the difference between (i) the sum of cash, cash equivalents and marketable securities of the Company and Subsidiaries on a consolidated basis and (ii) Total Debt, to be less than $50,000,000.

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Newport Corporation
July 30, 2002
Page 2

         The foregoing shall be effective upon receipt by Prudential from the Company of (i) $7,500 in payment of a modification fee and (ii) a fully executed original counterpart of this letter.

         This letter shall be construed precisely as written and shall not constitute an agreement to provide any future waiver, consent or amendment.

                                   Sincerely,

                                   The Prudential Insurance
                                          Company of America

                                   By:  /s/ Joseph Y. Alouf
                                        ---------------------
                                   Its: Vice President

Accepted and agreed to
effective the date first
appearing above:

Newport Corporation

By:      /s/ William R. Abbott
      ------------------------------------
Its:     Vice President of Finance
         and Treasurer